EXHIBIT 13

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

TIM Participações S.A. is filing with the U.S. Securities and Exchange Commission, on the date hereof, an amendment to its annual report on Form 20-F/A for the fiscal year ended December 31, 2009 (the “Amendment”). The certification set forth below is being submitted in connection with the Amendment for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Luca Luciani, the Chief Executive Officer, and Claudio Zezza, the Chief Financial Officer of TIM Participações S.A., each certifies that, to the best of their respective knowledge:

1.	the Amendment fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Amendment fairly presents, in all material respects, the financial condition and results of operations of TIM Participações S.A.

Rio de Janeiro, February 22, 2011

By:	/s/ Luca Luciani
	Name:	Luca Luciani
	Title:	Chief Executive Officer

By:	/s/ Claudio Zezza
	Name:	Claudio Zezza
	Title:	Chief Financial Officer